Exhibit 99.1
INTRODUCTION
This Annual Report on Form 10-K is a document that U.S. public companies file with the Securities and Exchange Commission every year. Part II of the Form 10-K contains the business information and financial statements that many companies include in the financial sections of their annual reports. The other sections of this Form 10-K include further information about our business that we believe will be of interest to investors. We hope investors will find it useful to have all of this information in a single document.
The SEC allows us to report information in the Form 10-K by “incorporating by reference” from another part of the Form 10-K or from the proxy statement. You will see that information is “incorporated by reference” in various parts of our Form 10-K. The proxy statement will be available on our Web site after it is filed with the SEC in December 2010.
Monsanto was incorporated in Delaware on Feb. 9, 2000, as a subsidiary of Pharmacia Corporation. Monsanto includes the operations, assets and liabilities that were previously the agricultural business of Pharmacia. Pharmacia is now a subsidiary of Pfizer Inc.
“Monsanto,” “the company,” “we,” “our,” and “us” are used interchangeably to refer to Monsanto Company or to Monsanto Company and its subsidiaries, as appropriate to the context. With respect to the time period prior to Sept. 1, 2000, these defined terms also refer to the agricultural business of Pharmacia.
Unless otherwise indicated, trademarks owned or licensed by Monsanto or its subsidiaries are shown in special type. Unless otherwise indicated, references to “Roundup herbicides” mean Roundup branded herbicides, excluding all lawn-and-garden herbicides, and references to “Roundup and other glyphosate-based herbicides” exclude all lawn-and-garden herbicides.
Information in this Form 10-K is current as of Oct. 27, 2010, unless otherwise specified.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
In this report, and from time to time throughout the year, we share our expectations for our company’s future performance. These forward-looking statements include statements about our business plans; the potential development, regulatory approval, and public acceptance of our products; our expected financial performance, including sales performance, and the anticipated effect of our strategic actions; the anticipated benefits of recent acquisitions; the outcome of contingencies, such as litigation; domestic or international economic, political and market conditions; and other factors that could affect our future results of operations or financial position, including, without limitation, statements under the captions “Legal Proceedings,” “Overview — Executive Summary — Outlook,” “Seeds and Genomics Segment,” “Agricultural Productivity Segment,” “Financial Condition, Liquidity, and Capital Resources,” and “Outlook.” Any statements we make that are not matters of current reportage or historical fact should be considered forward-looking. Such statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” and similar expressions. By their nature, these types of statements are uncertain and are not guarantees of our future performance.
Our forward-looking statements represent our estimates and expectations at the time that we make them. However, circumstances change constantly, often unpredictably, and investors should not place undue reliance on these statements. Many events beyond our control will determine whether our expectations will be realized. We disclaim any current intention or obligation to revise or update any forward-looking statements, or the factors that may affect their realization, whether in light of new information, future events or otherwise, and investors should not rely on us to do so. In the interests of our investors, and in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Part I. Item 1A. Risk Factors below explains some of the important reasons that actual results may be materially different from those that we anticipate.
ITEM 1. BUSINESS
Monsanto Company, along with its subsidiaries, is a leading global provider of agricultural products for farmers. Our seeds, biotechnology trait products, and herbicides provide farmers with solutions that improve productivity, reduce the costs of farming, and produce better foods for consumers and better feed for animals.

We manage our business in two segments: Seeds and Genomics and Agricultural Productivity. We view our Seeds and Genomics segment as the driver for future growth for our company. Our Agricultural Productivity segment has encountered significant change in the glyphosate industry as numerous major global manufacturing competitors have increased production at the same time that there has been an increase in the number of distributors packaging and selling generic glyphosate sourced from these suppliers. The growth in supply and sellers has added to the competitiveness and margin erosion in the glyphosate industry and in certain regions has increased the channel inventory.
We provide information about our business, including analyses, significant news releases, and other supplemental information, on our Web site: www.monsanto.com. In addition, we make available through our Web site, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after they have been filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. Forms 3, 4 and 5 filed with respect to our equity securities under Section 16(a) of the Exchange Act are also available on our site by the end of the business day after filing. All of these materials can be found under the “Investors” tab. Our Web site also includes the following corporate governance materials, under the tab “Corporate Responsibility”: our Code of Business Conduct, our Code of Ethics for Chief Executive and Senior Financial Officers, our Board of Directors’ Charter and Corporate Governance Guidelines, and charters of our Board committees. These materials are also available on paper. Any shareowner may request them by contacting the Office of the General Counsel, Monsanto Company, 800 N. Lindbergh Blvd., St. Louis, Missouri, 63167. Information on our Web site does not constitute part of this report.
A description of our business follows.
SEEDS AND GENOMICS SEGMENT
Through our Seeds and Genomics segment, we produce leading seed brands, including DEKALB, Asgrow, Deltapine, Seminis, and De Ruiter and we develop biotechnology traits that assist farmers in controlling insects and weeds. We also provide other seed companies with genetic material and biotechnology traits for their seed brands. Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) — Seeds and Genomics Segment — the tabular information about net sales of our seeds and traits, is incorporated herein by reference.

Major Products	Applications	Major Brands
Germplasm	Row crop seeds:
	Corn hybrids and foundation seed	DEKALB, Channel Bio for corn
	Soybean varieties and foundation seed	Asgrow for soybeans
	Cotton varieties, hybrids and foundation seed	Deltapine for cotton
Other row crop varieties and hybrids, such as canola
Vegetable seeds:
	Open field and protected-culture seed for tomato,	Seminis and De Ruiter for vegetable seeds
pepper, eggplant, melon, cucumber, pumpkin, squash,
beans, broccoli, onions, and lettuce, among others
Biotechnology	Enable crops to protect themselves from borers and	SmartStax, YieldGard, YieldGard VT
traits(1)	rootworm in corn and leaf- and boll-feeding worms in	Triple, VT Triple PRO and VT
	cotton, reducing the need for applications of	Double PRO for corn;
	insecticides	Bollgard and Bollgard II for cotton

	Enable crops, such as corn, soybeans, cotton, and	Roundup Ready and Roundup Ready 2
	canola to be tolerant of Roundup and other	Yield (soybeans only)
	glyphosate-based herbicides	Genuity, global umbrella trait brand

(1)	Monsanto also offers farmers stacked-trait products, which are single-seed products in which two or more traits are combined.
Distribution of Products
We have a worldwide distribution and sales and marketing organization for our seeds and traits. We sell our products under Monsanto brands and license technology and genetic material to others for sale under their own brands. Through distributors, independent retailers and dealers, agricultural cooperatives, plant raisers, and agents, we market our DEKALB, Asgrow and Deltapine branded germplasm to farmers in every agricultural region of the world. In the United States, we market regional seed brands under our American Seeds, LLC and Channel Bio, LLC businesses to farmers directly, as well as through dealers, agricultural cooperatives and agents. In countries where they are approved for sale, we market and sell our trait technologies with our branded germplasm, pursuant to license agreements with our farmer customers. In Brazil and Paraguay, we have implemented a point-of-delivery, grain-based payment system. We contract with grain handlers to collect applicable trait fees when farmers deliver their grain. In addition to selling our products under our own brands, we license a broad package of germplasm and trait technologies to large and small seed companies in the United States and certain international markets. Those seed companies in turn market our trait technologies in their branded germplasm; they may also market our germplasm under their own brand name. Our vegetable seeds are marketed in more than 100 countries through distributors, independent retailers and dealers, agricultural cooperatives, plant raisers and agents, as well as directly to farmers.
Competition
The global market for the products of our Seeds and Genomics segment is competitive and the competition has intensified. Both our row crops and our vegetable seed businesses compete with numerous multinational agrichemical and seed marketers globally and with hundreds of smaller companies regionally. With the exception of competitors in our Seminis and De Ruiter vegetable seed business, most of our seed competitors are also licensees of our germplasm or biotechnology traits. In certain countries, we also compete with government-owned seed companies. Our biotechnology traits compete as a system with other practices, including the application of agricultural chemicals, and traits developed by other companies. Our weed- and insect-control systems compete with chemical and seed products produced by other agrichemical and seed marketers. Competition for the discovery of new traits based on biotechnology or genomics is likely to come from major global agrichemical companies, smaller biotechnology research companies and institutions, state-funded programs, and academic institutions. Enabling technologies to enhance biotechnology trait development may also come from academic researchers and biotechnology research companies. Competitors using our technology outside of license terms and farmers who save seed from one year to the next (in violation of license or other commercial terms) also affect competitive conditions.
Product performance (in particular, crop vigor and yield for our row crops and quality for our vegetable seeds), customer support and service, intellectual property rights and protection, product availability and planning, and price are important elements of our market success in seeds. In addition, distributor, retailer and farmer relationships are important in the United States and many other countries. The primary factors underlying the competitive success of traits are performance and commercial viability; timeliness of introduction; value compared with other practices and products; market coverage; service provided to distributors, retailers and farmers; governmental approvals; value capture; public acceptance; and environmental characteristics.
Patents, Trademarks, and Licenses
In the United States and many foreign countries, Monsanto holds a broad business portfolio of patents, trademarks and licenses that provide intellectual property protection for its seeds and genomics-related products and processes. Monsanto routinely obtains patents and/or plant variety protection for its breeding technology, commercial varietal seed products, and for the parents of its commercial hybrid seed products. Monsanto also routinely obtains registrations for its commercial seed products in registration countries, as well as Plant Variety Protection Act Certificates in the United States and equivalent plant breeders’ rights in other countries. Monsanto’s insect-protection traits (including YieldGard Corn Borer in corn seed and Bollgard trait in cotton seed) are protected by patents in various countries that extend at least until 2011, and YieldGard Corn Rootworm traits extend at least until 2018. Having filed patent applications in 2001 and 2002, Monsanto anticipates that the Bollgard II product will be patent-protected in the United States, and in other areas in which patent protection was sought, at least through 2021. Monsanto’s herbicide-tolerant products (Roundup Ready traits in soybean, corn, canola and cotton seeds) are protected by U.S. patents that extend at least until 2014; and its second-generation herbicide-tolerant cotton, Roundup Ready Flex, and soybean, Roundup Ready 2 Yield, are protected by U.S. patents that extend until at least 2020.
Monsanto broadly licenses technology and patents to other parties. For example, Monsanto has licensed the Roundup Ready trait in soybean, corn, canola, and cotton seeds and the YieldGard traits in corn to a wide range of commercial entities and academic institutions. Monsanto also holds licenses from other parties relating to certain products and processes. For example, Monsanto has obtained licenses to certain technologies that it uses to produce Roundup Ready seeds and Genuity SmartStax corn. These licenses generally last for the lifetime of the applicable patents.
Monsanto owns trademark registrations and files trademark applications for the names and many of the designs used on its branded products around the world. Important company trademarks include Roundup Ready, Bollgard, Bollgard II, YieldGard, Genuity, Roundup Ready 2 Yield and SmartStax for traits; Acceleron for seed treatment products, DEKALB, Asgrow, Deltapine, and Vistive for row crop seeds, and Seminis and De Ruiter for vegetable seeds.

Raw Materials and Energy Resources
In growing locations throughout the world, we produce directly or contract with third-party growers for corn seed, soybean seed, vegetable seeds, cotton seed, canola seed and other seeds. The availability and cost of seed depends primarily on seed yields, weather conditions, farmer contract terms, commodity prices, and global supply and demand. We seek to manage commodity price fluctuations through the use of futures contracts and other hedging mechanisms. Where practicable, we attempt to minimize the weather risks by producing seed at multiple growing locations and under irrigated conditions. Our Seeds and Genomics segment also purchases the energy we need to process our seed; these energy purchases are managed in conjunction with our Agricultural Productivity segment.
AGRICULTURAL PRODUCTIVITY SEGMENT
Through our Agricultural Productivity segment, we manufacture Roundup brand herbicides and other herbicides and provide lawn-and-garden herbicide products for the residential market. Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) — Agricultural Productivity Segment — the tabular information about net sales of agricultural productivity products is incorporated by reference herein.

Major
Products	Applications	Major Brands
Herbicides	Nonselective agricultural, industrial, ornamental, turf and residential lawn and garden applications for weed control	Roundup

	Control of preemergent annual grass and small seeded broadleaf weeds in corn and other crops	Harness for corn and cotton
Distribution of Products
We have a worldwide distribution and sales and marketing organization for our agricultural productivity products. In some world areas, we use the same distribution and sales and marketing organization for our agricultural productivity products as for our seeds and traits. In other world areas, we have separate distribution and sales and marketing organizations for our agricultural productivity products. We sell our agricultural productivity products through distributors, independent retailers and dealers and agricultural cooperatives. In some cases outside the United States, we sell such products directly to farmers. We also sell certain of the chemical intermediates of our agricultural productivity products to other major agricultural chemical producers, who then market their own branded products to farmers. Certain agricultural productivity products are marketed through The Scotts Miracle-Gro Company.
Competition
Our agricultural herbicide products have numerous major global manufacturing competitors who increased production at the same time that there has been an increase in the number of distributors packaging and selling generic glyphosate sourced from these suppliers. The growth in supply and sellers has added to the competitiveness and margin erosion in the glyphosate industry and in certain regions has increased the channel inventory. Competition from local or regional companies may also be significant. Our lawn-and-garden business has fewer than five significant national competitors and a larger number of regional competitors in the United States. The largest market for our lawn-and-garden herbicides is the United States.
Competitive success in agricultural productivity products depends on price, product performance, the scope of solutions offered to farmers, market coverage, product availability and planning, and the service provided to distributors, retailers and farmers. Our lawn-and-garden herbicides compete on product performance and the brand value associated with our trademark Roundup. For additional information on competition for our agricultural herbicides, see Item 7 — MD&A — Outlook — Agricultural Productivity, which is incorporated by reference herein.

Patents, Trademarks, Licenses, Franchises and Concessions
Monsanto also relies on patent protection for the Agricultural Productivity segment of its business. Patents covering glyphosate, an active ingredient in Roundup herbicides, have expired in the United States and all other countries. However, some of the patents on Monsanto glyphosate formulations and manufacturing processes in the United States and other countries extend beyond 2015. Monsanto has obtained licenses to chemicals used to make Harness herbicides and holds trademark registrations for the brands under which its chemistries are sold. The most significant trademark in this segment is Roundup.
Monsanto holds (directly or by assignment) numerous phosphate leases issued on behalf of or granted by the U.S. government, the state of Idaho, and private parties. None of these leases are material individually, but are significant in the aggregate because elemental phosphorus is a key raw material for the production of glyphosate-based herbicides. The phosphate leases have varying terms. The leases obtained from the U.S. government are of indefinite duration, subject to the modification of lease terms at 20-year intervals.
Environmental Matters
Our operations are subject to environmental laws and regulations in the jurisdictions in which we operate. Some of these laws restrict the amount and type of emissions that our operations can release into the environment. Other laws, such as the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (Superfund), can impose liability for the entire cost of cleanup on any former or current site owners or operators or any parties who sent waste to these sites, without regard to fault or to the lawfulness of the original disposal. These laws and regulations may be amended from time to time; they may become more stringent. We are committed to long-term environmental protection and compliance programs that reduce and monitor emissions of hazardous materials into the environment, and to the remediation of identified existing environmental concerns. Although the costs of our compliance with environmental laws and regulations cannot be predicted with certainty, such costs are not expected to have a material adverse effect on our earnings or competitive position. In addition to compliance obligations at our own manufacturing locations and off-site disposal facilities, under the terms of our Sept. 1, 2000, Separation Agreement with Pharmacia (the Separation Agreement), we are required to indemnify Pharmacia for any liability it may have for environmental remediation or other environmental responsibilities that are primarily related to Pharmacia’s former agricultural and chemicals businesses. For information regarding certain environmental proceedings, see Item 3 — Legal Proceedings. See also information regarding remediation of waste disposal sites and reserves for remediation, appearing in Note 25 — Commitments and Contingencies, which is incorporated herein by reference.
Raw Materials and Energy Resources
We are a significant purchaser of basic and intermediate raw materials. Typically, we purchase major raw materials and energy through long-term contracts with multiple suppliers. Certain important raw materials are supplied by a few major suppliers. We expect the markets for our raw materials to remain balanced, though pricing will be cyclical with recovery of the global economy. Energy is available as required, but pricing is subject to market fluctuations. We seek to manage commodity price fluctuations through the use of futures contracts and other hedging mechanisms.
Our proprietary technology is used in various global locations to produce the catalysts used in various intermediate steps in the production of glyphosate. We believe capacity is sufficient for our requirements and adequate safety stock inventory minimizes the risks associated with production outages. We manufacture and purchase disodium iminodiacetic acid, a key ingredient in the production of glyphosate. We manufacture our global supply of elemental phosphorus, a key raw material for the production of Roundup herbicides. We have multiple mineral rights which, subject to obtaining and maintaining appropriate mining permits, we believe will provide a long term supply of phosphate ore to meet our needs into the foreseeable future. As part of the ongoing course of operating our phosphorus production, we are required to periodically permit new mining leases. A new mine is currently in the process of being permitted with the U.S. Bureau of Land Management.

RESEARCH AND DEVELOPMENT
Monsanto’s expenses for research and development were $1,205 million in 2010, $1,098 million in 2009 and $980 million in 2008. In addition, we incurred charges of $163 million in 2009 and $164 million in 2008 for acquired in-process research and development (IPR&D) related to acquisitions. See Note 4 — Business Combinations — for additional information regarding these acquisitions.
SEASONALITY AND WORKING CAPITAL; BACKLOG
For information on seasonality and working capital and backlog practices, see information in Item 7 — MD&A — Financial Condition, Liquidity, and Capital Resources, which is incorporated herein by reference.
EMPLOYEE RELATIONS
As of Aug. 31, 2010, we employed about 21,400 regular employees worldwide and more than 6,200 temporary employees. The number of temporary employees varies greatly during the year because of the seasonal nature of our business. We believe that relations between Monsanto and its employees are satisfactory.
CUSTOMERS
Although no single customer (including affiliates) represented more than 10 percent of our consolidated worldwide net sales in 2010, our three largest U.S. agricultural distributors and their affiliates represented, in the aggregate, 15 percent of our worldwide net sales and 27 percent of our U.S. net sales. During 2010, one major U.S. distributor and its affiliates represented about 10 percent of the worldwide net sales for our Seeds and Genomics segment, and about 4 percent of the worldwide net sales for our Agricultural Productivity segment.
INTERNATIONAL OPERATIONS
See Item 1A under the heading “Our operations outside the United States are subject to special risks and restrictions, which could negatively affect our results of operations and profitability” and Note 26 — Segment and Geographic Data, which are incorporated herein by reference. Approximately 43 percent of Monsanto’s sales, including 37 percent of our Seeds and Genomics segment’s sales and 57 percent of our Agricultural Productivity segment’s sales, originated from our legal entities outside the United States during fiscal year 2010.
SEGMENT AND GEOGRAPHIC DATA
For information on segment and geographic data, see Item 8 — Financial Statements and Supplementary Data — Note 26 — Segment and Geographic Data, which is incorporated by reference herein.